Exhibit 10.3

Execution Version

RELEASE AND AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Release and Amendment  No. 2 dated as of September 25, 2012 (this “Amendment”) to the Credit Agreement (as defined herein), is entered into by Susser Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), Susser Holdings Corporation, a Delaware corporation, as Parent Guarantor (the “Parent Guarantor”), other guarantors parties hereto, the lenders parties hereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Amended and Restated Credit Agreement dated as of May 7, 2010 (as amended by Amendment No. 1 dated as of June 9, 2011 and as further modified from time to time, the “Credit Agreement”), among the Borrower, the Revolving Administrative Agent, and the lenders parties thereto.  The Borrower has requested, and the Lenders and the Revolving Administrative Agent have agreed, to make certain amendments to the Credit Agreement as set forth herein.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Revolving Administrative Agent hereby agree as follows:

Section 1.              Definitions; References.  Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.              Amendments to Credit Agreement.

(a)           Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 2 Effective Date” means September 25, 2012.

“Holdings Guaranty” means the Guaranty of Collection, dated as of September 25, 2012 made by Parent Guarantor, in favor of (i) the Lender (as defined in the Lakehead Loan Documents) and (ii) the Administrative Agent (as defined in the MLP Credit Agreement), for the benefit of the Lenders (as defined in the MLP Credit Agreement), in an aggregate amount not to exceed $180,665,967.

“Lakehead Loan” means, collectively, the up to $180,665,967 of term loans made to the MLP pursuant to the Lakehead Loan Documents.

“Lakehead Loan Collateral” means the cash equivalents pledged by the MLP as security for the Lakehead Loan.

“Lakehead Loan Documents” means (a) the Term Loan and Security Agreement dated as of 25 between the MLP and Bank of America, N.A., as lender b) the Collateral Account Control Agreement dated of even date herewith among the MLP, Bank of America, N.A., as secured party, and Bank of America, N.A. as securities intermediary and (c) the Collateral Account Control Agreement dated of even date herewith among the MLP, Bank of America, N.A., as secured party, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as securities intermediary.

“MLP” means Susser Petroleum Partners LP, a Delaware limited partnership.

“MLP Credit Agreement” means the Credit Agreement dated as of September 25, 2012 among the MLP, Bank of America, N.A., as administrative agent and the lenders party thereto.

“MLP Entities” means MLP GP, the MLP and their respective Subsidiaries.

“MLP GP” means Susser Petroleum Partners GP LLC, a Delaware limited liability company.

“MLP Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP dated as of September 25, 2012, among the MLP GP, the Parent Guarantor, and the other limited partners party thereto.

“MLP Registration Statement” means that certain Form S-1 Registration Statement No. 333-182276 filed on June 21, 2012 with the Securities and Exchange Commission with respect to the sale of common units in the MLP, as amended from time to time through September 10, 2012.

“Parent Credit Agreement” means the $12,500,000 Term Loan and Pledge Agreement dated as of September 25, 2012 between the Parent Guarantor, as borrower, and Bank of America, N.A., as lender.

“Permitted Sale/Leaseback Transactions” means (a) sale-leaseback transactions between the MLP or any Subsidiary Guarantor (as defined in the MLP Credit Agreement), as owner/lessor and Stripes as lessee with respect to Stripes Properties and (b) sale-leaseback transactions with respect to Stripes Properties provided that the aggregate fair market value of the properties Disposed of by Susser PropCo or other Loan Parties (as defined in the MLP Credit Agreement) in reliance on this clause (b) shall not exceed $10,000,000.

“SHC Disinterested Directors” means the members of the board of directors of the Parent Guarantor that are not also members of the board of directors (or other governing body) of the MLP GP.

“Stripes” means Stripes LLC, a Texas limited liability company.

“Stripes 1009” means Stripes No. 1009 LLC, a Texas limited liability company.

“Stripes Properties” means (a) up to 75 new or recently constructed convenience stores which may be acquired by the MLP or its Subsidiaries pursuant to a right of first refusal contained in the Susser Omnibus Agreement, and (b) any other convenience stores which may be constructed by the MLP or its Subsidiaries or acquired by the MLP or its Subsidiaries from the Parent Guarantor or any of its Subsidiaries or Affiliates (other than the MLP Entities) after the Closing Date pursuant to the Susser Omnibus Agreement or other arrangements.

“Susser Contribution Agreement” means the Contribution Agreement dated as of September 25, 2012 among the MLP, the MLP GP, the Parent Guarantor, the Borrower, Stripes and Susser Petroleum Company, pursuant to which the Parent Guarantor and its subsidiaries, including Susser Petroleum Company, will contribute to Susser Operating the Contributed Assets (as defined therein) in exchange for the Parent Guarantor and its subsidiaries contributing 100% of the Equity Interests of Susser Operating to the MLP.

“Susser Distribution Contract” means the Fuel Distribution Agreement dated as of September 25, 2012 among Susser Operating and the Parent Guarantor.

“Susser Omnibus Agreement” means the Omnibus Agreement, dated as of September 25, 2012 among the Parent Guarantor, the MLP GP and the MLP.

“Susser Operating” means Susser Petroleum Operating Company LLC, a Delaware limited liability company.

“Susser Petroleum Company” means Susser Petroleum Operating Company LLC, a Delaware limited liability company.

“Susser PropCo” means Susser Petroleum Property Company LLC, a Delaware limited liability company.

“Susser Transportation Contract” means the Transportation Agreement dated as of September 25, 2012 among Susser Petroleum Company, Susser Operating and one or more of Susser Operating’s wholly-owned Subsidiaries.

(b)           The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended by replacing the last sentence thereof with “As of the Amendment No. 2 Effective Date, the aggregate Commitments equal $100,000,000.”.

(c)           The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by adding “(before reduction for non-controlling interests of the MLP)” after the first instance phrase “consolidated net income for such period”.

(d)           The definition of “Consolidated Funded Debt” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Consolidated Funded Debt shall not include any obligations or Guarantees arising under the Lakehead Loan or the Holdings Guaranty, except to the extent that the Lakehead Loan ceases to be secured by the Lakehead Loan Collateral.”.

(e)           The definition of “Consolidated Senior Secured Net Debt” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“The foregoing adjustments for cash held by the Parent Guarantor and its Subsidiaries and Permitted Investments shall not include the Lakehead Loan Collateral.”.

(f)            The definition of “Consolidated Total Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“The foregoing adjustments for cash held by the Parent Guarantor and its Subsidiaries and Permitted Investments shall not include the Lakehead Loan Collateral.”.

(g)           The definition of “Guarantors” in Section 1.1 of the Credit Agreement is hereby amended by adding “, the MLP Entities and, for so long as it is not a Restricted Entity, Stripes 1009.” to the end thereof.

(h)           The definition of “Material Adverse Effect” in Section 1.1 of the Credit Agreement is hereby amended by inserting “that are Restricted Entities” following “the Borrower and its Subsidiaries.

(i)            The definition of “Permitted Debt” in Section 1.1 of the Credit Agreement is hereby amended by:

(i)            Inserting “that are Restricted Entities” following “any of its Subsidiaries” in clauses (l), (m) and (n);

(ii)           Deleting the “and” at the end of clause (o);

(iii)          Replacing the period at the end of clause (p) with a semicolon; and

(iv)          Adding the following clauses (q) through (u) to the end thereof:

(q)           Debt of the Parent Guarantor under the Parent Credit Agreement in a maximum aggregate principal amount not to exceed $12,500,000;

(r)            Debt of the Parent Guarantor in respect of the Holdings Guaranty;

(s)            Attributable Debt of the Borrower and any Subsidiary that is a Restricted Entity in respect of Permitted Sale/Leaseback Transactions;

(t)            Debt of the Parent Guarantor constituting indemnification obligations in favor of the Partnership Group and each Partnership Indemnitee (each as defined in the Susser Omnibus Agreement)  pursuant to the Susser Omnibus Agreement; and

(u)           Guarantees of the Parent Guarantor or any other Restricted Entity in respect of obligations of a Subsidiary arising under fuel supply agreements to which such Subsidiary is a party and entered into in the ordinary course of business.

(j)            The definition of “Permitted Dispositions” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Dispositions” means all the following Dispositions: (a) sales of inventory in the ordinary course of business, (b) Dispositions of real property or non-operating assets, (c) Dispositions of obsolete or worn-out assets and assets no longer useful in the conduct of the business of the Borrower and the Restricted Entities, (d) Dispositions pursuant to any sale-leaseback transaction, (e) (i) Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a Subsidiary of the Borrower; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor or such transfer must otherwise be permitted under Section 5.13 and (ii) Dispositions of property by the Borrower to Stripes Holdings or the Parent Guarantor solely to the extent such Disposition would be permitted as a Restricted Payment under Section 5.6(a), (f) Dispositions to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, (g) Dispositions permitted by Sections 5.6, 5.10 and 5.13 and Liens permitted by Section 5.9, (h) Dispositions of accounts receivable in connection with the collection or compromise thereof, (i) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of the Subsidiaries, (j) transfers of property subject to casualty or condemnation proceeding (including in lieu thereof) upon receipt of the Net Cash Proceeds therefor, (k) Dispositions not otherwise permitted hereunder; provided, that (i) at the time of such Dispositions, no Event of Default shall exist or would result therefrom, (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (k) shall not exceed $20,000,000 in any fiscal year and (iii) the purchase price for such property (if in excess of $2,000,000) shall be paid to the Borrower or such Subsidiary for not less than 75% cash consideration, (l) Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any of the Subsidiaries, (m) Dispositions of investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements in substantially the form as such arrangements are in effect on the Closing Date, (n) voluntary terminations of Swap Contracts other than those required to be maintained by this Agreement, (o) Dispositions by the Credit Parties to the MLP Entities for cash, Cash Equivalents, assumed obligations or Equity Interests in the MLP or pursuant to the Susser Contribution Agreement, (p) other Dispositions of property or assets in connection with the formation or operation of joint ventures not to exceed, in the aggregate since the Closing Date, a fair market value of $30,000,000; provided that, in the case of clauses (a) through (p) above, (A) with respect to any sale-leaseback transaction or series of related transactions (other than any Permitted Sale/Leaseback Transaction or the sale-leaseback transactions entered into with the MLP on or prior to the Amendment No. 2 Effective Date), the Borrower shall have delivered the Compliance Certificate, if any, required by Section 5.5 prior to the effective date of such transaction, (B) in the case of any sale of Eligible Real Property, the Borrower shall have delivered to the Revolving Administrative Agent a completed Borrowing Base Certificate, duly certified by a Responsible Officer of the Borrower on the effective date of such sale, giving effect to the Disposition of such Eligible Real Property demonstrating that no prepayment is due under Section 2.5(b) in connection with such sale (unless made concurrently), and (C) in the case of any Disposition, such Disposition is made for fair market value.

(k)           The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Investments” means all of the following: (a) investments in and loans to the Credit Parties, (b) investments in the form of extensions of trade credit in the ordinary course of business, (c) investments in Cash Equivalents, (d) investments in commercial paper and bankers’

acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition are accorded the highest rating by S&P or Moody’s, (e) investments in time deposits, certificates of deposit, or Eurodollar certificates of deposit maturing in twelve months or less from the date such investment is made, issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus, and undivided profits aggregating at least $500,000,000 or a foreign branch thereof and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A by S&P or by Moody’s, (f) investments in money market funds which invest solely in the types of investments described in paragraphs (c) through (e) above, (g) advances to the directors, officers, and employees of Parent Guarantor and any other Restricted Entity in the ordinary course of business, in an aggregate outstanding amount not to exceed $500,000, (h) other investments to which the Revolving Administrative Agent has consented in writing, (i) Guarantees for and on behalf of Credit Parties permitted under Section 5.8, (j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (k) investments permitted as Capital Expenditures pursuant to Section 5.7, (l) investments by way of Acquisitions permitted pursuant to Section 5.10, (m) investments consisting of any deferred portion of the sales price received by any Borrower or any Subsidiary that is a Restricted Entity in connection with any Disposition permitted pursuant to Section 5.10, (n) investments in Susser Company, Ltd. that are existing as of the date of this Agreement and additional investments made in Susser Company, Ltd. after the date of this Agreement in an aggregate amount not to exceed $250,000, (o) investments by C&G Investments LLC in any Cash and Go Entity that are existing as of the date of this Agreement and additional investments by C&G Investments, LLC in each Cash and Go Entity consisting of repurchasing the remaining equity interests of each Cash and Go Entity provided that, after such repurchase, each Cash and Go Entity complies with the requirements of Section 5.19, (p) other investments (including dealer joint ventures, and new store developments) that are in the same or a similar or complimentary line of business as the Borrower or the Guarantors, provided that neither the Parent Guarantor nor any other Restricted Entity may enter into any such other investments if after giving effect to thereto any Default would exist, (q) the Borrower and its Subsidiaries that are Restricted Entities may enter into Swap Contracts that are not speculative in nature and are entered into to hedge or mitigate risks to which the Borrower or any of its Subsidiaries that are Restricted Entities is exposed in the conduct of its business, (r) investments consisting of Debt, Liens, sale and leaseback transactions, fundamental changes, Dispositions and Restricted Payments permitted under Section 5.8, 5.9, 5.10 and 5.6, respectively, (s) investments in the MLP GP that are existing as of the Amendment No. 2 Effective Date, (t)

investments in the MLP that are existing as of the Amendment No. 2 Effective Date and described in the MLP Registration Statement, (u) investments in Stripes 1009 that are existing as of the Amendment No. 2 Effective Date and (v) additional investments not to exceed $30,000,000 in the aggregate during the term of this Agreement.

(l)            The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended by replacing clause (t) with the following:

(t)            Liens on the Equity Interests in Stripes 1009 granted to secure the Parent Credit Agreement (and any guarantee obligations of Stripes 1009 thereof) for so long as, and to the extent that, such Property secures the Parent Credit Agreement (and any guarantee obligations of Stripes 1009 thereof); and

(u)           other liens on property (other than property subject to a Mortgage) of the Restricted Entities, provided that 60% of the fair market value of the property encumbered by Liens described in this clause (u), and the Debt and other obligations secured thereby, does not exceed $10,000,000.

(m)          The definition of “Restricted Entities” in Section 1.1 of the Credit Agreement is hereby amended by inserting “, the MLP Entities and, for so long as it guarantees and secures the Parent Credit Agreement, Stripes 1009” after “Susser Company, Ltd.”.

(n)           Section 4.18 of the Credit Agreement is hereby amended by replacing “any Subsidiary” with “any Restricted Entity”.

(o)           Section 5.2(h) of the Credit Agreement is hereby amended by adding “against any Restricted Entity” immediately after the word “judgment”.

(p)           Section 5.5(a) of the Credit Agreement is hereby amended by replacing “2.00” with “3.00”.

(q)           Section 5.5(c) of the Credit Agreement is hereby amended by adding the phrase “other than Permitted Sale/Leaseback Transactions” after the first instance of the phrase “sale-leaseback transaction”.

(r)            Section 5.6 of the Credit Agreement is hereby amended by:

(i)            Inserting “that are Restricted Entities” after “Subsidiaries of the Parent Guarantor” in clause (a);

(ii)           Inserting “that is a Restricted Entity” after “and any Subsidiary” in clause (a);

(iii)          Inserting “that is a Restricted Entity and” after “Subsidiary of the Parent Guarantor” in clause (a);

(iv)          Replacing “of its Subsidiaries” with “other Restricted Entity” in clause (b); and

(v)           Replacing “Subsidiary” with “other Restricted Entity” in clause (d).

(s)            Clause (b) of Section 5.7 of the Credit Agreement is hereby amended by adding the following after the phrase “not exceeding, for the Parent Guarantor and its Subsidiaries”:

“the sum of (i) the aggregate cash proceeds of issuances of Equity Interests by the Parent Guarantor made since the Closing Date, to the extent such cash proceeds have not previously been applied to make Capital Expenditures pursuant to this Section 5.7 and (ii)”.

(t)            Section 5.7 of the Credit Agreement is hereby amended by replacing each instance of “its Subsidiaries” with “the Restricted Entities”.

(u)           Section 5.9 of the Credit Agreement is hereby amended by inserting a comma after “any Restricted Entity”.

(v)           Section 5.10 of the Credit Agreement is hereby amended by:

(i)            Deleting “and its Subsidiaries” in clause (ii)(C) and inserting “that are Restricted Entities” after each other instance of “its Subsidiaries” in clause (ii);

(ii)           Inserting “that is a Restricted Entity” after each instance of “any Subsidiary” in clauses (iii) and (iv); and

(iii)          Inserting “that are Restricted Entities” after “other Subsidiaries” in clause (iii).

(w)          Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.11        Transactions with Affiliates.  The Parent Guarantor shall not, and shall not permit any Restricted Entity to, enter into any transaction directly or indirectly with or for the benefit of an Affiliate except (a) transactions with an Affiliate on terms substantially as favorable to the Parent Guarantor or such Subsidiary that is a Restricted Entity as would be obtainable by the Parent Guarantor or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions among Credit Parties, (c) transactions listed on Schedule 5.11, (d) Restricted Payments and transactions permitted under Section 5.6, (e) the payment of fees and expenses in connection with the consummation of the Transaction, (f) issuances by Parent Guarantor and the Subsidiaries that are Restricted Entities of Equity Interests not prohibited under this Agreement, (g) customary fees payable to any directors of Stripes Holdings and Parent Guarantor and reimbursement of reasonable out-of-pocket costs of the directors of Stripes Holdings and Parent Guarantor, in the case of Parent Guarantor, to the extent attributable to the operations of Parent Guarantor and its Subsidiaries, (h) employment and severance arrangements entered into by Parent Guarantor and its Subsidiaries that are Restricted Entities with their officers and employees in the ordinary course of business, (i) the payment of customary fees and indemnities to directors, officers and employees of Parent Guarantor and its Subsidiaries that are Restricted Entities in the ordinary course of business (j) loans and other transactions among Parent Guarantor and its Subsidiaries that are Restricted Entities to the extent permitted under this Article V, (k) the Holdings Guaranty, (l) transactions pursuant to the Susser Omnibus Agreement, Susser Contribution Agreement, Susser Distribution Contract and the Susser Transportation Contract, in each case, as in effect on the Amendment No. 2 Effective Date or as otherwise permitted to be amended or modified by Section 7.14(b) of the MLP Credit Agreement (unless such amendments and modifications, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect), (m) any transaction with the MLP Entities involving the disposition of master limited partnership qualifying assets (which shall not include, in any event, any Collateral) provided that (i) with respect to any such transaction, the Parent Guarantor shall have delivered to the Administrative Agent a resolution of a majority of the SHC Disinterested Directors approving such transaction and (ii) with respect to any such individual transaction in excess of $5,000,000 or any series of related transactions involving aggregate consideration in excess of $15,000,000, the Parent Guarantor delivers to the Administrative Agent a copy of an opinion as to fairness to the Parent Guarantor or such Restricted Entity from a financial point of view issued by an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is reasonably satisfactory to the Administrative Agent and (n) non-material transactions with the MLP Entities entered into in the ordinary course of business so long as, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and each such transaction is entered into in good faith and is in the best interests of the Borrower.

(x)           Section 5.19 of the Credit Agreement is hereby amended by:

(i)            Inserting “that is a Restricted Entity” after “indirect Subsidiary” in clause (a); and

(ii)           Inserting “(for purpose of this paragraph, reference to such formation or acquisition shall include Stripes 1009 ceasing to be a Subsidiary that is not a Restricted Entity)” following “by any Credit Party in clause (a).

(y)           Section 5.24 of the Credit Agreement is hereby amended by inserting “that is a Restricted Entity” after “any Subsidiary”.

(z)           Section 5.25 of the Credit Agreement is hereby amended by:

(i)            Inserting “that is a Restricted Entity” after each instance of “any Subsidiary;

(ii)           Replacing “provided for or” with “provided for,”; and

(iii)          Inserting “or (C) any negative pledge contained in the Parent Credit Agreement with respect to the Equity Interests in Stripes 1009 held by the Parent Guarantor” after “after the date hereof”.

(aa)         Section 5.27 of the Credit Agreement is hereby amended by inserting “that are Restricted Entities” after “any of its Subsidiaries”.

(bb)         Section 5.29 of the Credit Agreement is hereby amended by inserting “that are Restricted Entities” after “its applicable Subsidiaries”.

(cc)         Section 6.1 of the Credit Agreement is hereby amended by:

(i)            Inserting “(other than an MLP Entity)” following each instance of “any Subsidiary thereof” in clauses (f), (h), (i) and (j);

(ii)           Replacing clause (g) with the following:

(g)           Material Agreement Default.  There shall occur any breach by any Restricted Entity of the Distribution Service Agreement dated as of August 21, 1997, as amended, with McLane Company, Inc. or any restatements or replacements of the foregoing, including any subsequent agreements with different suppliers for comparable quantities of the applicable products, in each case, which breach both (A) could reasonably be expected to cause a Material Adverse Effect and (B) is not cured within the applicable grace period, if any; or

(dd)         Schedule 2.1 (Commitments and Applicable Percentages) to the Credit Agreement is hereby replaced with Schedule 2.1 to Annex A attached hereto.

Section 3.              Amendment to Security Agreement.  The definition of “Excluded Equity Interests” in the Security Agreement is hereby amended and restated in its entirety to read as follows:

“Excluded Equity Interests” means (a) 35% of the capital stock, membership interests or other equity or ownership interests in each direct foreign Subsidiary of the Debtors that is a “controlled foreign corporation” under the Code, (b) until such partnership interests are acquired in accordance with clause (o) of the definition of “Permitted Investments” in the

Credit Agreement, the partnership interests of Cash and Go, Ltd., (c) the partnership interest of Susser Company, Ltd., (d) the Equity Interests in the MLP Entities and (e) the Equity Interests in Stripes 1009 (for so long as, and to the extent that it secures, the Parent Credit Agreement).

Section 4.              Releases.

(a)           From and after the effectiveness of this Amendment:

(i)            (A) The obligations of Stripes No. 1009 LLC under the Security Agreement, the Guaranty and each other Credit Document are hereby released, terminated and no longer of any force and effect, and (B) the lien on and security interest in the Collateral granted by Stripes No. 1009 pursuant to the Security Agreement and any other Credit Document are hereby released, terminated and no longer of any force and effect.

(ii)           (A) The obligations of T&C Wholesale LLC (f/k/a T&C Wholesale Inc.) under the Security Agreement, the Guaranty and each other Credit Document are hereby released, terminated and no longer of any force and effect, and (B) the lien on and security interest in the Collateral granted by T&C Wholesale Inc. pursuant to the Security Agreement and any other Credit Document are hereby released, terminated and no longer of any force and effect.

(iii)          The Revolving Administrative Agent’s lien on, and security interests in, the Equity Interests in each of Susser Petroleum Partners GP LLC and Stripes No. 1009 LLC are hereby released to the extent such Equity Interests constitute Excluded Equity Interests (as defined in the Security Agreement as amended hereby).

(iv)          The Revolving Administrative Agent’s lien on, and security interests in, any assets that are Disposed of pursuant to a Disposition described in clause (o) of the definition of “Permitted Disposition” (as that definition is amended by this Amendment) are automatically released upon the consummation of such Permitted Disposition.

(v)           The Revolving Administrative Agent hereby confirms that it will execute and deliver, following the reasonable request of the Borrower and at the sole cost and expense of the Borrower, all releases or other documents necessary or desirable for the release of any lien or security interest described in this Section 4.

Section 5.              Representations and Warranties.  The Borrower and the Parent Guarantor each represent and warrant that (a) the execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated thereby (i) do not contravene the organizational documents of such Credit Party, (ii) have been duly authorized by all necessary partnership, limited liability company or corporate action of each Credit Party, and (iii) are within each Credit Party’s partnership, limited liability company or corporate powers, (b) the Liens under the Security Documents are valid and subsisting and secure the Obligations; (c)

this Amendment constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and subject to the availability of equitable remedies; and (d) the representations and warranties contained in each Credit Document, after giving effect to this Amendment, are true and correct in all material respects, no Event of Default exists under the Credit Documents, and there has occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents.

Section 6.              Effect on Credit Documents.

(a)           Except as heretofore amended and in effect and amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed.  Nothing herein shall act as a waiver of any of the Revolving Administrative Agent’s or any Lender’s rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated.  The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement.  This Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Credit Documents.

(b)           Upon effectiveness of this Amendment, each Lender shall have the Commitment set forth opposite such Lender’s name on Annex A attached hereto under the caption “Commitment”.

Section 7.              Effectiveness.  This Amendment shall become effective and the Credit Agreement shall be amended as provided for herein upon satisfaction of each of the following:

(a)           receipt by the Revolving Administrative Agent of this amendment executed and delivered by each of the parties hereto, together with any other documents or items reasonably requested by the Revolving Administrative Agent to document the agreements and intent of this Amendment and the other Credit Documents, each in form and with substance satisfactory to the Revolving Administrative Agent;

(b)           After giving effect to this Amendment, the representations and warranties contained in each Credit Document are true and correct in all material respects; and

(c)           the consummation of the transactions contemplated by the Susser Contribution Agreement (as defined in the Credit Agreement as amended hereby) and the initial sale of the public common and subordinated units in Susser Petroleum Partners, LP, a Delaware limited partnership, pursuant to the MLP Registration Statement (as defined in the Credit Agreement as amended hereby).

Section 8.              Reaffirmation of Guaranties.  By its signature hereto, each Guarantor represents and warrants that it has no defense to the enforcement of its Guaranty, and that according to its terms each Guaranty will continue in full force and effect to guaranty the

Borrower’s Obligations under the Credit Agreement and the other amounts described in such Guaranty following the execution of this Amendment.

Section 9.              Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.            Miscellaneous.  The miscellaneous provisions set forth in Article VIII of the Credit Agreement apply to this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

[Signature pages follow.]

THIS WRITTEN AMENDMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the first date above written.

BORROWER:

SUSSER HOLDINGS, L.L.C., a Delaware limited liability company

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

PARENT GUARANTOR:

SUSSER HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

GUARANTORS:

APPLIED PETROLEUM TECHNOLOGIES LTD.

By: APT Management Company, LLC, its general partner

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

Signature Page to Amendment No. 2 to Credit Agreement

APT MANAGEMENT COMPANY, LLC
C&G INVESTMENTS, LLC
CORPUS CHRISTI REIMCO, LLC
STRIPES LLC
STRIPES ACQUISITION LLC
STRIPES HOLDINGS LLC
SUSSER FINANCE CORPORATION
SUSSER FINANCIAL SERVICES LLC
SUSSER PETROLEUM COMPANY LLC
TCFS HOLDINGS, INC.
TOWN & COUNTRY FOOD STORES, INC.

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

GOPETRO TRANSPORT LLC
SSP BEVCO I LLC
SSP BEVCO II LLC
SSP BEVERAGE, LLC
TND BEVERAGE, LLC

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

QUICK STUFF OF TEXAS, INC.

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

Signature Page to Amendment No. 2 to Credit Agreement

REVOLVING ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Revolving Administrative Agent

By:	/s/ Denise Jones
Denise Jones
Assistant Vice President

Signature Page to Amendment No. 2 to Credit Agreement

LENDER / L/C ISSUER / SWING LINE LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Gary L. Mingle
Gary L. Mingle
Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

LENDERS:

WELLS FARGO BANK, N.A.

By:	/s/ Sally Hoffman
Name: Sally Hoffman
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF MONTREAL

By:	/s/ Philip Langheim
Name: Philip Langheim
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ John Flores
Name: John Flores
Title: Authorized Signtory

Signature Page to Amendment No. 2 to Credit Agreement

REGIONS BANK

By:	/s/ Robin Ingari
Robin Ingari
Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

COMPASS BANK

By:	/s/ Collis Sanders
Name: Collis Sanders
Title: Executive Vice President

Signature Page to Amendment No. 2 to Credit Agreement

ANNEX A

SCHEDULE 2.1

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$25,000,000.00	25.000000000%

Wells Fargo Bank, N.A.	$22,916,666.67	22.916666670%

Bank of Montreal	$22,916,666.67	22.916666670%

Royal Bank of Canada	$12,500,000.00	12.500000000%

Regions Bank	$8,333,333.33	8.333333330%

Compass Bank	$8,333,333.33	8.333333330%

Total	$100,000,000.00	100.000000000%